                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (dated March 30, 1994) included in this Form 8-K relating to the consolidated financial statements of Republic Pictures Corporation and subsidiaries as of and for the year ended December 31, 1993. We also consent to the incorporation by reference of our report (dated March 30, 1994), included in this Form 8-K relating to the consolidated financial statements of Republic Pictures Corporation and subsidiaries as of and for the year ended December 31, 1993, into the previously filed Registration Statements on Form S-8 (Registration Nos. 33-24650, 33-61914 and 33-53291) of Spelling Entertainment Group Inc.

We also consent to the incorporation by reference of our report (dated February 1, 1994), included in Spelling Entertainment Group Inc.'s Form 10-K for the year ended December 31, 1993, into the previously filed Form S-8 Registration No. 33-24650.

                                        ARTHUR ANDERSEN & CO.



Los Angeles, California
May 5, 1994





                                       26